UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 06, 2026

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St Suite 450
Needham, Massachusetts		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2026, the Board of Directors (the “Board”) of Candel Therapeutics, Inc. (the “Company”) increased the size of the Board from ten (10) to eleven (11) directors and unanimously appointed Martine Zimmermann, Pharm.D, to fill the newly created vacancy on the Board, effective September 8, 2026. Upon her appointment, Dr. Zimmermann became a member of the slate of Class III directors with terms expiring at the 2027 Annual Meeting of Stockholders of the Company. The Board has determined that Dr. Zimmermann qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC. For her service on the Board, Dr. Zimmermann will receive an option to purchase 64,000 shares of the Company’s common stock, vesting in equal monthly installments over three years. Dr. Zimmermann will also receive a $40,000 annual retainer for her service on the Board to be paid quarterly in arrears, pro-rated based on the number of actual days served by the director during such calendar quarter. Dr. Zimmermann has also entered into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Dr. Zimmermann and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Dr. Zimmermann and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Zimmermann is qualified to serve on the Board based on her technical expertise and leadership experience at various biopharmaceutical companies.

Dr. Zimmermann has served as the Executive Vice President of Regulatory Affairs and Quality Assurance of Inventiva S.A. since August 2025. Prior to that, she served as the Senior Vice President and Head of Regulatory Affairs of Ipsen Biopharmaceuticals, a global biopharmaceuticals company, between January 2023 and August 2025, as Senior Vice President, Head of Global Regulatory & Quality Affairs of Alexion Pharma International from June 2016 until January 2023, and in various roles of increasing responsibility at Alexion Pharma International since 2009. Throughout her career, she has acquired extensive expertise as Regulatory Affairs Executive in both small and large pharmaceutical groups, holding senior roles in the United States, Europe and Asia-Pacific. Dr. Zimmermann has worked across all phases of drug development within several therapeutic areas, interacting with relevant regulatory authorities in key markets, including the FDA, the EMA and the Japanese Pharmaceuticals and Medical Devices Agency. Dr. Zimmermann has also served as director of Ligand Pharmaceuticals, a Nasdaq-listed biopharmaceutical company, since October 2023 and previously served as director of Caelum Biosciences between February 2018 and October 2021 and of Inventiva S.A. between April 2021 and August 2025. Dr. Zimmermann holds a Doctor of Pharmacy degree from the University of Strasbourg.

Item 7.01 Regulation FD Disclosure.

On September 10, 2026, the Company issued a press release titled “Candel Therapeutics Appoints Martine Zimmermann, PharmD, to its Board of Directors.” A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K are furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated September 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date:	September 10, 2026	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci President and Chief Executive Officer